Exhibit 99.2 INVIVYD Q1 2025 FINANCIAL RESULTS & BUSINESS HIGHLIGHTS May 15, 2025 © 2025 Invivyd, Inc. Invivyd , Pemgarda , and the Ribbon logos are trademarks of Invivyd, Inc. All trademarks in this presentation are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this presentation that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “seek,” “could,” “intend,” “target,” “aim,” “project,” “designed to,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning, among other things, PEMGARDA (pemivibart) as a monoclonal antibody (mAb) for pre-exposure prophylaxis (PrEP) of COVID-19 in certain immunocompromised patients; the company’s plans, strategies, goals and expectations related to the commercialization of PEMGARDA, including key commercial metrics; the company’s aim for near-term profitability; the company’s belief that its existing cash and cash equivalents, anticipated growth of net product revenue, and continued reduction of operating expenses will be sufficient to fund operations through profitability; expectations related to the company’s loan facility; the company’s research and clinical development efforts, including statements regarding initiation or completion of studies or trials, the time-frame during which results may become available; the potential of VYD2311 as a novel mAb candidate that may be able to deliver clinically meaningful titer levels through more patient-friendly means, and potentially available regulatory pathways; the company’s discovery efforts, including for respiratory syncytial virus (RSV) and measles; the company’s expectations regarding the neutralization activity of pemivibart and VYD2311 against SARS-CoV-2 variants; the government and regulatory landscape; the company’s business strategies and objectives, and ability to execute on them; potential market opportunities; the company’s future prospects; and other statements that are not historical fact. The company may not actually achieve the plans, intentions or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: uncertainties regarding the company’s expectations, projections and estimates regarding future costs and expenses, future revenue, capital requirements, and the availability of and the need for additional financing; whether the company’s cash and cash equivalents are sufficient to support its operating plan for as long as anticipated; uncertainties regarding market acceptance, payor coverage and reimbursement, or future revenue generated by PEMGARDA; how long the EUA granted by the U.S. Food & Drug Administration (FDA) for PEMGARDA for COVID-19 PrEP in certain immunocompromised patients will remain in effect and whether such EUA is revised or revoked by the FDA; the ability to maintain a continued acceptable safety, tolerability and efficacy profile of any product candidate following regulatory authorization or approval; the success of the company’s in-house sales force, and company’s ability to maintain and expand sales, marketing and distribution capabilities to successfully commercialize PEMGARDA; changes in expected or existing competition; changes in the regulatory environment; the outcome of the company’s engagement with regulators; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways; the timing, progress and results of the company’s discovery, preclinical and clinical development activities; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of the company’s product candidates based on neutralizing activity in nonclinical studies; the risk that results of nonclinical studies or clinical trials may not be predictive of future results, and interim data are subject to further analysis; the company’s reliance on third parties; potential variability in neutralizing activity of product candidates tested in different assays, such as pseudovirus assays and authentic assays; variability of results in models and methods used to predict activity against SARS-CoV-2 variants; whether the epitope that pemivibart and VYD2311 targets remains structurally intact; whether the company’s product candidates are able to demonstrate and sustain neutralizing activity against major SARS-CoV-2 variants, particularly in the face of viral evolution; whether the company’s integrated technology platform is able to produce mAbs with broad and durable viral protection along with improved drug properties; the complexities of manufacturing mAb therapies; macroeconomic and political uncertainties; the company’s ability to realize the anticipated benefits of its loan facility; the company’s ability to continue as a going concern; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Forward- looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law. 2

u Executive Summary u Commercial Update u R&D Overview u Clinical & Regulatory Finance Q&A 3

INVIVYD FOCUS: GROWTH AND EVOLUTION • Executed a commercial field force changeover with expected growth disruption during Q1 • Key commercial metrics in Q2 encouraging; focus remains on break-even and beyond • Pemivibart epitope has remained stable across now incalculable virus evolution post- Omicron – with no meaningful change to neutralization activity anticipated • Secured loan facility with SVB in April, allowing for potential access to $30 million in capital • COVID-19 pipeline emerging with VYD2311 positioned as a therapeutic and vaccine- alternative pending engagement with new FDA • Discovery program updates anticipated on RSV and measles later in 2025 SVB = Silicon Valley Bank, a division of First Citizens Bank; RSV = Respiratory Syncytial Virus 4

GOVERNMENT / REGULATORY LANDSCAPE • New Administration carries views on infectious disease that align with Invivyd strategy o Seek RCT for vaccines in contemporary, seropositive Americans against contemporary, immune- evasive virus, and hopefully over the long term, as for monoclonal antibodies (mAbs) o Favorable view on mAbs o Focus on treatment of active disease o Focus on choice • All of the above represents a break from the previous Administration which prioritized mRNA vaccines over alternatives like mAbs • Invivyd engaging with FDA and HHS directly for pipeline and on strategy; in May 2025, Invivyd submitted Citizen Petition which should be available for viewing shortly RCT = Randomized Controlled Trial; FDA = U.S. Food and Drug Administration; HHS = U.S. Department of Health and Human Services 5

u Executive Summary u Commercial Update R&D Overview Clinical & Regulatory Finance Q&A 6

PEMGARDA LAUNCH TO DATE – NOW WITH AN IN-HOUSE COMMERCIAL TEAM

Building a Foundation

Conferences Attended	Contracting
50+	5,000+ sites
Accounts with PEMGARDA Infusion Experience	**Infusion Sites Offering PEMGARDA**
642	880
Reordering Accounts	**HCP interactions**
479	>11,500

Built an Invivyd Field Team

- Field Force sized to meet the market at centers of excellence
  - SAMs manage top 75 academic centers
  - KAMs manage next 250 high-potential accounts
- High clinical acumen & conviction

Established Culture of Accountability

- Data-driven performance metrics & account plans
- Weekly field calls, regional business reviews & quarterly business reviews
- Standardized performance reports and single source of truth

Developed Focused Messaging

- "Core Four" Specialties: Hem/Onc, Rheum, Transplant & Infectious Disease
- Rebuilding & emphasizing disease messaging to expand reach
- Live training conducted in March for entire field force

Early Activity & Results

- NCCN, IDSA guidelines recommend PEMGARDA
- Major health networks establishing pathways and protocols
- First-time access to key accounts leading to large opportunities

Source: Invivyd data on file.

GPOs = Group Purchasing Organization; HCPs = Health Care Providers; SAM = Strategic Account Manager; KAM = Key Account Manager

INVIVYD 7

KEY LAUNCH METRICS SHOWING EXPANDED COMMERCIAL FOOTPRINT Growth since As of Jan 1 As of Jan 31 As of Feb 28 As of Mar 31 As of Apr 30 Jan 1 HCP Interactions 8,608 8,819 9,630 10,533 11,669 37% Logged Unique Accounts 4,566 4,725 5,266 5,738 6,242 37% Called On Unique Accounts 534 562 586 617 642 20% Ordered • Focused team leading to measured growth across KPIs while driving depth/ breadth into target universe • Commercial coverage across national and regional plans, including United Health Care, Aetna, Cigna, and Regional Blue Cross Plans Source: Invivyd data on file. Updated data system as of Jan 1 may alter calculation methodology. KPIs = Key Performance Indicators 8

PEMGARDA IS NOW ON SEVERAL SOCIETY GUIDELINES

NCCN National Comprehensive Cancer Network®

NCCN GUIDELINES FOR B-CELL LYMPHOMAS

Pemivibart has been added to the NCCN Guidelines® for B-cell Lymphomas as a recommended option for pre-exposure prophylaxis of COVID-19 for individuals with moderate to severe immunocompromise

~820,000 people living with B-Cell Lymphoma in US

~76,000 new patients diagnosed per year

IDSA Infectious Diseases Society of America

IDSA GUIDELINES

IDSA Guidelines recommend:

PEMGARDA for PrEP in moderately or severely immunocompromised individuals 12 years or older at risk for COVID-19

IDSA Guidelines are endorsed by the Pediatric Infectious Diseases Society, the Society of Infectious Diseases Pharmacists, the Society for Healthcare Epidemiology of America, and the Society of Critical Care Medicine

NCCN = National Comprehensive Cancer Network, NCCN Guidelines® = NCCN Clinical Practice Guidelines in Oncology, IDSA = Infectious Disease Society of America

INVIVYD 9

COVID-19 POSES A YEAR-ROUND RISK INVIVYD IS LAUNCHING EDUCATIONAL COVID-19 CONTINUES TO CAUSE CAMPAIGN HIGHLIGHTING THE CONTINUED MORBIDITY & MORTALITY YEAR-ROUND THREAT OF COVID-19

PEMGARDA IS PRICED FOR VALUE FOR PATIENTS BELOW NEARLY ALL FDA-APPROVED MONOCLONAL ANTIBODIES LAUNCHED IN THE PAST 5 YEARS Estimated Annual Cost of Monoclonal Antibody Therapy Grouped by pricing tiers, 63 mAbs-based drugs approved from 2019 - 2024 $500,000 $450,000 WHY IT MATTERS: $400,000 $350,000 • PEMGARDA pricing supports broad market $300,000 uptake, lowers barriers to payer coverage, and $250,000 positions us for sustained commercial success $200,000 $150,000 $100,000 $50,000 $0 Top 25% 25 - 50% 50 - 75% Bottom 25% PEMGARDA ranks #59 out of 63 mAb drugs based on annual pricing Annual pricing reflects WAC based on FDA-approved dosing guidelines. Analysis includes 63 mAbs approved by the FDA from 2019 – 2024. Biosimilar products are excluded. Calculations assume a 70 kg adult for weight-based dosing or based on max. tolerable dose. Four products were excluded: Ebanga and Inmazeb (both for Ebola) as they are provided at no cost via govt procurement, Imjudo as it is not administered as a standalone infusion, and Unloxcyt due to lack of available WAC data. Source: Antibody Society Webpage, Accessed May 2025; Medispan PriceRx; FDA Drug Label Data

PEMGARDA™ (PEMIVIBART)

1 EMERGENCY USE AUTHORIZATION FOR PEMGARDA

The U.S. Food and Drug Administration (FDA) has issued an Emergency Use Authorization (EUA) for the emergency use of the unapproved product PEMGARDA (pemivibart) for the pre-exposure prophylaxis of coronavirus disease 2019 (COVID-19) in adults and adolescents (12 years of age and older weighing at least 40 kg):

- Who are not currently infected with SARS-CoV-2 and who have not had a known recent exposure to an individual infected with SARS-CoV-2 **and**
- Who have moderate-to-severe immune compromise due to a medical condition or receipt of immunosuppressive medications or treatments **and** are unlikely to mount an adequate response to COVID-19 vaccination.

Please see below


NDC 81960-031-03
Rx only
PEMGARDA
(pemivibart) injection
500 mg/4 mL (125 mg/mL)
For use under Emergency Use Authorization (EUA).
For Intravenous Infusion only.
Refer to the FDA-authorized Fact Sheet for detailed instructions on dosage and administration.
INVIVYD

PEMGARDA has not been approved but has been authorized for emergency use by the FDA under an emergency use authorization (EUA), for pre-exposure prophylaxis of COVID-19 in certain adults and adolescents (12 years of age and older weighing at least 40 kg) with moderate-to-severe immune compromise.

Pre-exposure prophylaxis with PEMGARDA is not a substitute for vaccination in individuals for whom COVID-19 vaccination is recommended. Individuals for whom COVID-19 vaccination is recommended, including individuals with moderate-to-severe immune compromise who may derive benefit from COVID-19 vaccinations, should receive COVID-19 vaccination. In individuals who have recently received a COVID-19 vaccine, PEMGARDA should be administered at least 2 weeks after vaccination.

The emergency use of PEMGARDA is only authorized for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of drugs and biological products during the COVID-19 pandemic under Section 564(b)(1) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the declaration is terminated or authorization is revoked sooner. PEMGARDA is authorized for use only when the combined national frequency of variants with substantially reduced susceptibility to PEMGARDA is less than or equal to 90%, based on available information including variant susceptibility to PEMGARDA and national variant frequencies.

For additional information, please see the PEMGARDA full product Fact Sheet for Healthcare Providers, including Important Safety Information and Boxed Warning.

COVID-19=coronavirus disease 2019; mAb=monoclonal antibody.

Reference: PEMGARDA Fact Sheet for Healthcare Providers. Invivyd; February 2025.

INVIVYD 12

u Executive Summary u Commercial Update u R&D Overview Clinical & Regulatory Finance Q&A 13

PEMIVIBART EPITOPE AND POTENCY REMAIN STABLE Virus Evolution • Pemivibart and Invivyd follow-on mAbs (e.g., VYD2311) are designed to target a highly conserved epitope • No significant structural change to the pemivibart epitope observed over an incalculably enormous quantum of virus variant exploration • Accordingly, no meaningful change to pemivibart or VYD2311 measured EC50 14

STRUCTURE PREDICTS FUNCTION, NO CHANGE EXPECTED Virus Evolution • Structural biology and epitope mapping suggest potential ongoing, long-term activity • Variant monitoring of SARS-CoV-2 indicates repeat and ancestral variant exploration, for which pemivibart and Invivyd follow-on mAbs appear well suited • Overall progress reflective of the underlying Invivyd hypothesis playing out 15

RESPIRATORY SYNCYTIAL VIRUS (RSV) DISCOVERY

- Well-developed mAb medical category devoted to prevention of RSV in neonates and children <24 months
- Current key molecules:
  - Pavilizumab (1998) - AstraZeneca
  - Nirsevimab (2023) - Sanofi
  - Clesrovimab (2025 expected) - Merck
- Opportunity to deploy Invivyd technology to create a best-in-class profile along one or more dimensions:
  - Neutralizing Potency (correlates to LRTI prevention rate)
  - Half-life
  - Barrier to resistance
- Progress update expected by end of 2025

Fusion Protein Trimer



Site Ø
Site V
Site II
Site III
Site IV
Site I
Pre-fusion F trimer
Site II
Site III
Site IV
Site I
Post-fusion F trimer

Pantaleo Nat Rev Drug Dis 2022

LRTI = Lower Respiratory Tract Infection

INVIVYD 16

MEASLES (RUBEOLA) VIRUS DISCOVERY • Despite highly effective vaccines, U.S. herd Measles (MeV) Spectrum of Clinical Disease immunity against measles is at risk Multiple Points of Intervention • Multiple circulating strains make measles an attractive target for Invivyd technology • mAb envisioned to be optimized for neutralizing potency across circulating variants, half-life, and other biophysical properties • Potential clinical use cases in treatment, PEP, and PrEP across a variety of at-risk populations • Goal is to identify a pre-clinical measles mAb candidate in 2025 • Progress update expected by end of 2025 PEP = Post-Exposure Prophylaxis 17

u Executive Summary u Commercial Update u R&D Overview u Clinical & Regulatory Finance Q&A 18

VYD2311 OVERVIEW • VYD2311 is the third iteration of Invivyd’s platform approach targeting SARS-CoV-2 spike protein • Carries 99%+ sequence identity to predicate antibodies, ADG20 and pemivibart; approximately same or less structural change, version to version, as mRNA vaccine updates • Series of antibodies is honing access to a conserved epitope; goal is to refine antibody properties and substantially expand TAM with successive iterations TAM = Total Addressable Market 19

VYD2311: STATUS OF PHASE 1 CLINICAL TRIAL

Study Design



Screening
(From Day -28)
In-clinic Confinement
(Day -1 to 2)
Follow-up Period
Day 1 (Dosing)
Sentinels (n=2)
Randomize 1:1
VYD2311:Placebo
Days 3 & 4
Safety
Contact
Day 7
Visit
Day 14
Visit
Days 21, 45
& 65
Months 3, 4,
5, &
6 (EOS)
C2
Safety
Data
C1
Safety
Data
24 hours post dose IV and 72
hours post dose IM monitoring/
Investigator approval
Dose Regimen
Cohort 1: 1000 mg IM
Cohort 2: 2000 mg IV
Cohort 3: 4500 mg IV
ªDay 1 (Dosing)
C1 Non-Sentinel
Participants (n=8)
Randomize 7:1
and C2 Sentinels (n=2)
Randomize 1:1
VYD2311:Placebo
Dose Escalation
Cohort 3
SRC
Approval

C1=Cohort 1; C2=Cohort 2; EOS=end of study; IM=intramuscular(ly); IV=intravenous(ly); SRC=Safety Review Committee.

ª After C1 sentinel participants have completed 72 hours of safety monitoring, the remaining C1 participants and the C2 sentinel participants can begin dosing. C1 non-sentinel participant dosing can occur in parallel with dosing of all C2 participants. Upon SRC approval, C3 sentinel participants can begin dosing.

- In-life phase of the first-in-human safety and PK/PD evaluation through 180 days completed; data read-out anticipated later in Q2 2025
- Four doses / routes of administration interrogated at high doses to provide optimal forward flexibility in go-to-market planning and regulatory discussions:
  - 4500 mg IV for very high titer treatment
  - 2000mg IV for high titer treatment / PrEP loading dose if useful
  - 1000mg IM for high titer PrEP
  - 1250mg SC as proof-of-concept for eventual convenient, at-home PrEP
- Blinded, pooled safety observations by route of administration remain encouraging
- Observed VYD2311 PK profile improved over pemivibart
- ***Overall goal is a high efficacy treatment and patient-friendly PrEP (IM, SC) vaccine alternative***

PK/PD = Pharmacokinetic/pharmacodynamic modeling; IV = Intravenous; IM = Intramuscular; SC = Subcutaneous

INVIVYD 20

ABBREVIATED TARGET PROFILE FOR VYD2311

Category	VYD222 (PEMGARDA)	VYD2311 Target
Regulatory Plan	EUA	BLA (Accelerated -> Full approval)
Indication / Target Pop	PrEP: IC patients	PrEP and Treatment: IC and non-IC
Administration Route	IV 1 hr delivery 2 hr monitoring	IM / SC long interval Patient & system friendly IV for treatment only with potential best-in-class properties
½ life / Frequency	45 days / 3 months	Substantially improved half-life and associated flexibility
Potency		>15x improved neutralization potency relative to VYD222

BLA = Biologics License Application

INVIVYD

PEMGARDA TREATMENT EUA BACKGROUND: IMMUNOCOMPROMISED PATIENTS WITH NO OPTIONS • EUA was the preferred concept for the Biden Administration FDA for mAbs • FDA indicated openness to an immunobridging treatment EUA for pemivibart in 1H 2024 based primarily on comparison to adintrevimab; clear desire was for conservative (high) titers • Different potencies, half-lives, and routes of administration means, by definition, the sVNA titer curves would differ between adintrevimab, pemivibart and other COVID-19 mAbs; the key regulatory issue appeared to be the sVNA titer levels and shape of titer curves, and the associated basis of FDA assurance on potential clinical benefit • EUA request was for treatment of mild to moderate COVID-19” in certain immunocompromised patients “for whom alternative COVID-19 treatment options approved by FDA are not accessible or clinically appropriate EUA = Emergency Use Authorization; sVNA = Serum Virus Neutralizing Antibody 22

EXCERPT FROM FDA TREATMENT EUA DECLINATION LETTER: THE OVERALL FINDING Based on the totality of scientific evidence FDA provided four specific arguments against available, we are unable to reasonably authorization relative to the bridging and expected efficacy (benefits) in their conclusions, as follows: conclude that the known and potential • Immunobridging to adintrevimab (primary) benefits of pemivibart, when used for the • Meta-analysis (supportive) treatment of COVID-19 as described above, • Optimal dose for severely immunocompromised outweigh the known and potential risks… • Possible non-neutralization, non-effector functions of antibodies FDA Declination Letter (February 2025), Excerpt 23

FDA REASON 1: "IMMUNOBRIDGE TO ADINTREVIMAB"

Calculated sVNA Titers Against Variants of SARS-CoV-2 Through 14 Days From Dosing Based on Population PK Estimates of Average Concentration (AUC/Time)



geometric mean titer (90% CI) based on estimated average concentration from dosing to each timepoint
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
D1
D2
D3
D4
D5
D7
D11
D14
Timepoint (day)
Adintrevimab against Delta PVNA
Pemivibart against KP.3.1.1
Pemivibart against XEC

	GMR pemivibart vs ADG20/Delta		
	KP.3.1.1	XEC	LP.8.1
Day	GMR (90% CI)	GMR (90% CI)	GMR (90% CI)
0 - 1	2.95 (2.82, 3.09)	3.01 (2.87, 3.15)	3.71 (3.55, 3.89)
0 - 2	1.59 (1.52, 1.66)	1.62 (1.55, 1.69)	2.00 (1.91, 2.09)
0 - 3	1.13 (1.09, 1.18)	1.15 (1.11, 1.20	1.42 (1.37, 1.49)
0 - 4	0.91 (0.87, 0.94)	0.92 (0.89, 0.96)	1.14 (1.09, 1.19)
0 - 5	0.77 (0.74, 0.80)	0.78 (0.75, 0.82)	0.97 (0.93, 1.01)
0 - 7	0.62 (0.59, 0.64)	0.63 (0.61, 0.65)	0.78 (0.75, 0.81)

Titers based on estimated average concentration (AUC/time)

"When comparing the [titer] for pemivibart against KP.3.1.1 and XEC versus adintrevimab against Delta, the pemivibart titer is similar to or higher than the adintrevimab titer only during the first 3 days after administration. After this initial 3-day period, the titer for pemivibart against KP 3.1.1 and XEC is less than the titer for adintrevimab against Delta.

Although the optimal duration of adequate mAb titers is unknown, it is our assessment that ensuring adequate titers for duration of longer than 3 days is clinically important for immunecompromised. . ."

FDA Declination Letter (February 2025), Excerpt

AUC=area under the concentration-time curve; CI=confidence interval; GMT=geometric mean titer; IC_{50}=half-maximal inhibitory concentration; PVNA= pseudotyped virus neutralization assay; sVNA=serum virus neutralizing antibody.
Note: The plot displays GMT and 90% CI at each timepoint. The sVNA titer values were calculated using the following IC_{50} results from pseudotyped VLP assay: 3.53 ng/mL for adintrevimab/Delta, 239.3 ng/mL for pemivibart/ KP.3.1.1, 234.7 ng/mL for pemivibart/XEC.

INVIVYD 24

"IMMUNOBRIDGE TO ADINTREVIMAB" REBUTTAL

Calculated sVNA Titers Against Variants of SARS-CoV-2 Through 14 Days From Dosing Based on Population PK Estimates of Average Concentration (AUC/Time



11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
geometric mean titer (90% CI) based on estimated average concentration from dosing to each timepoint
D1
D2
D3
D4
D5
D7
D11
D14
Timepoint (day)
Adintrevimab against Delta PVNA
Pemivibart against KP.3.1.1
Pemivibart against XEC

	GMR pemivibart vs ADG20/Delta		
	KP.3.1.1	XEC	LP.8.1
Day	GMR (90% CI)	GMR (90% CI)	GMR (90% CI)
0 - 1	2.95 (2.82, 3.09)	3.01 (2.87, 3.15)	3.71 (3.55, 3.89)
0 - 2	1.59 (1.52, 1.66)	1.62 (1.55, 1.69)	2.00 (1.91, 2.09)
0 - 3	1.13 (1.09, 1.18)	1.15 (1.11, 1.20	1.42 (1.37, 1.49)
0 - 4	0.91 (0.87, 0.94)	0.92 (0.89, 0.96)	1.14 (1.09, 1.19)
0 - 5	0.77 (0.74, 0.80)	0.78 (0.75, 0.82)	0.97 (0.93, 1.01)
0 - 7	0.62 (0.59, 0.64)	0.63 (0.61, 0.65)	0.78 (0.75, 0.81)

Titers based on estimated average concentration (AUC/time)

- Pemivibart titers are actually above or comparable to adintrevimab for **four** days, after which they are below adintrevimab but still very high for weeks
- Adintrevimab conferred the majority of its virologic effect (~1 log drop vs. Placebo) in **five days**
- Standard of Care treatments Paxlovid and Lagevrio are dosed for **five days**
- In the face of "unknown" optimal treatment duration, being above adintrevimab for 75-80% of the apparent clinically relevant window and then continuing for weeks strikes us as attractive

AUC=area under the concentration-time curve; CI=confidence interval; GMT=geometric mean titer; IC_{50}=half-maximal inhibitory concentration; PVNA= pseudotyped virus neutralization assay; sVNA=serum virus neutralizing antibody.
Note: The plot displays GMT and 90% CI at each timepoint. The sVNA titer values were calculated using the following IC_{50} results from pseudotyped VLP assay: 3.53 ng/mL for adintrevimab/Delta, 239.3 ng/mL for pemivibart/ KP.3.1.1, 234.7 ng/mL for pemivibart/XEC.

INVIVYD 25

FDA REASON 2: META-ANALYTICS “When comparing pemivibart with the range Pemivibart of neutralization titer values of other RBD- targeting mAbs…titers for pemivibart against relevant SARS-CoV-2 variants are lower than those generated for most of the mAbs included in the meta-analysis. We believe that to address the uncertainties and limitations associated with immunobridging, the titer of a new mAb (pemivibart) should be comparable to the titers of the majority of products with clinical efficacy data…” FDA Declination Letter (February 2025), Excerpt 26

META-ANALYTICS REBUTTAL • More titer may well be more attractive Pemivibart absent a maximum tolerated dose, on that we agree, however: o The dose:response curve on titer appears to flatten meaningfully at levels much beyond pemivibart o We are not choosing between high titer and very high titer, we are choosing between nothing and high titer o FDA verbal comments to Invivyd include all antibodies are overdosed • With this reasoning, there would be no vaccines currently (vaccine titers dropped meaningfully from Wuhan to Omicron SARS-CoV-2 variants) MTD = Maximum Tolerated Dose 27

FDA REASON 3: OPTIMAL DOSE FOR SEVERELY IMMUNOCOMPROMISED Optimal drug concentrations / titers for successful treatment in immunocompetent individuals may differ substantially from those required in severely immunocompromised individuals who lack an adequate immunological response after infection is established. FDA Declination Letter (February 2025), Excerpt 28

OPTIMAL DOSE REBUTTAL So, if FDA does not know the optimal dose, which is itself an odd concept in drug development, the FDA would prefer that “severely immunocompromised” persons who lack an adequate immunological response after infection is established … … do their best to survive infection with no additional immune support at all. 29

FDA REASON 4: OTHER MAB ACTIVITIES Variability in antibody-mediated activities other than neutralization may contribute to differences in treatment effects between antibodies and may not be readily normalizable, thus limiting the ability to conclude comparable effectiveness based on upon similar neutralization titers. FDA Declination Letter (February 2025), Excerpt 30

REBUTTAL: OTHER MAB ACTIVITIES • Pemivibart and adintrevimab both retain effector function, arguing for enhanced activity in active treatment versus other antibodies • Fc effector function assessed and found comparable between adintrevimab and pemivibart; no surprise given structural identity 31

THE CURRENT STATE OF PLAY • The Biden Administration prioritized prevention over treatment; the new Administration appears to be reversing course • Pemivibart EUA treatment declination letter signatory at OND and leadership at CDER, OID has either been fired or resigned • Invivyd is planning to reengage with FDA on both pemivibart and VYD2311 for treatment; Citizen Petition regarding mAbs submitted to the Agency; VYD2311 briefing book to be sent shortly to the Agency CDER = Center for Drug Evaluation and Research; OID = Office of Infectious Diseases 32

VYD2311 WOULD SEEM TO ADDRESS FDA TREATMENT EUA DECLINATION LOGIC sVNA Titers for Relevant COVID-19 mAbs • VYD2311 shows a multi-fold increase in titers compared to predicate antibodies VYD-2311 (high dose IV) • Goal would be to deploy sufficient Regen-Cov (IV) antiviral activity rapidly, with goal of VYD-2311 reductions in duration of symptoms, (low dose IV) likelihood of hospitalization or death Adintrevimab (IM) • Opportunity for regulatory pathway to broader populations 33

u Executive Summary u Commercial Update u R&D Overview u Clinical & Regulatory u Finance Q&A 34

FINANCIALS • Q1 2025 PEMGARDA (pemivibart) net product revenue of $11.3 million • Continued execution of financial discipline and reduction of operating expenses – $27.4 million in Q1 2025 vs. $32.3 million in Q4 2024 • Ended Q1 2025 with approximately $48.1 million in cash and cash equivalents; potential financial flexibility with $30 million loan facility secured in April 2025 • Targeting near-term profitability (1H 2025) with existing cash and cash equivalents, anticipated growth of net product revenue, and continued reduction of operating expenses • Well-insulated from potential tariffs and most-favored-nation impact on PEMGARDA, with commercial supply located in U.S. and not commercialized outside of U.S. • Continuing to evaluate multiple sources of additional capital 35 Source: Invivyd Data on File

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APPENDIX: FDA DECLINATION LETTER (FEBRUARY 2025), EXCERPT 37 Source: Invivyd Data on File

APPENDIX: FDA DECLINATION LETTER (FEBRUARY 2025), EXCERPT 38 Source: Invivyd Data on File

APPENDIX: FDA DECLINATION LETTER (FEBRUARY 2025), EXCERPT * NB: The supportive meta-analysis for immunobridging was presented via two marginally different analytics, hence the FDA notes areas of uncertainty for all three methods * 39 Source: Invivyd Data on File